EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

LIST OF ACTIVE SUBSIDIARIES AS OF DECEMBER 31, 2007

Name	Jurisdiction
Moody’s Latin America Calificadora de Riesgo S.A.	Argentina
MIS Funds Pty. Ltd.	Australia
Moody’s Analytics Australia Pty. Ltd.	Australia
Moody’s Investors Service Pty. Ltd.	Australia
Moody’s America Latina Ltda.	Brazil
Moody’s Analytics do Brasil Solucoes para Gerenciamento de Risco de Credito Ltda.	Brazil
Moody’s Central Europe (BVI) Ltd.	British Virgin Islands
Moody’s China (BVI) Ltd.	British Virgin Islands
Moody’s Holdings (BVI) Limited	British Virgin Islands
Moody’s Investors Service (BVI) Ltd.	British Virgin Islands
Moody’s Israel Holdings, Inc.	British Virgin Islands
Moody’s Latin America Holding Corp.	British Virgin Islands
Moody’s South Africa (BVI) Ltd.	British Virgin Islands
Moody’s Dubai (BVI) Ltd.	British Virgin Islands
Moody’s Indonesia (BVI) Ltd.	British Virgin Islands
Moody’s Wall Street Analytics, Inc.	California
Moody’s Wall Street Analytics International Inc.	California
Moody’s Wall Street Analytics LLC	California
Moody’s Wall Street Analytics International LLC	California
Economy.com (Canada) Inc.	Canada
Moody’s Analytics Canada Inc.	Canada
Moody’s Canada, Inc.	Canada
Moody’s Investors Service (Beijing) Ltd.	China
Moody’s Investors Service Cyprus Ltd.	Cyprus
Moody’s Central Europe A.S.	Czech Republic
MIS Quality Management Corp.	Delaware
Moody’s Assureco, Inc.	Delaware
Moody’s Corporation	Delaware
Moody’s Evaluations Inc.	Delaware
Moody’s Investors Service, Inc.	Delaware
Moody’s Holdings, Inc.	Delaware
Moody’s Analytics, Inc.	Delaware
Moody’s Overseas Holdings, Inc.	Delaware
Moody’s Risk Services Corp.	Delaware
Moody’s Advisors Inc.	Delaware
Moody’s Middle East Ltd.	Dubai
Moody’s Analytics France SAS	France
Moody’s France SAS.	France
Moody’s Group France SAS	France
Moody’s Analytics Deutschland GmbH	Germany

Name	Jurisdiction
Moody’s Deutschland GmbH	Germany
Moody’s Group Germany GmbH	Germany
Moody’s Analytics Hong Kong Ltd.	Hong Kong
Moody’s Asia Pacific Ltd.	Hong Kong
Moody’s Investors Service Hong Kong Ltd.	Hong Kong
Moody’s Company Hong Kong, Ltd.	Hong Kong
Moody’s Investment Company India Pvt. Ltd.	India
PT Moody’s Indonesia	Indonesia
Moody’s Analytics Ireland Ltd.	Ireland
Moody’s Finance Company Ireland	Ireland
Midroog Ltd	Israel
Moody’s Italia S.r.l.	Italy
Moody’s Analytics Japan KK	Japan
Moody’s Group Japan GK	Japan
Moody’s Japan Kabushiki Kaisha	Japan
Moody’s Investors Service Japan KK	Japan
Moody’s Interfax Rating Agency Kazakhstan Ltd.	Kazakhstan
Korea Investors Service, Inc.	Korea
Moody’s Investors Service (Korea) Inc.	Korea
KIS Pricing, Inc.	Korea
MIS Cyprus Limited Luxembourg Branch	Luxembourg
Moody’s Mauritius Holdings Ltd.	Mauritius
Administración de Calificadora S.A.	Mexico
Moody’s de Mexico S.A. de C.V.	Mexico
Moody’s Assurance Company, Inc.	New York
Moody’s Eastern Europe LLC	Russia
Moody’s Interfax Rating Agency Ltd.	Russia
Moody’s Analytics Singapore Pte. Ltd.	Singapore
Moody’s Asia-Pacific Group (Singapore) Ptd. Ltd.	Singapore
Moody’s Investors Service Singapore Pte. Ltd.	Singapore
Moody’s Singapore Pte. Ltd.	Singapore
Moody’s Investors Service Espana, S.A.	Spain
Moody’s Investors Service South Africa (Pty.) Ltd.	South Africa
Moody’s Taiwan Corp.	Taiwan
Economy.com (U.K.) Limited	U.K.
Moody’s Analytics U.K. Limited	U.K.
Moody’s Holdings U.K. Limited	U.K.
Moody’s Investors Service Ltd.	U.K.
Moody’s Wall Street Analytics UK Ltd.	U.K.
Moody’s Group UK Ltd.	U.K.
Syndicate Underwriting Research Ltd.	U.K.
Moody’s Interfax Rating Agency Ukraine LLC	Ukraine